UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

Lantern Pharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39318	46-3973463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1920 McKinney Avenue, 7th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

(972) 277-1136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	LTRN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 19, 2025, Lantern Pharma Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders, for the purposes of:

●	Electing six directors, each to serve until our 2026 Annual Meeting of Stockholders;

●	Approving the one-time repricing of certain stock options granted under the Second Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan, as amended; and

●	Ratifying the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

All of the persons nominated to serve on our board of directors, namely Donald Jeff Keyser, Panna Sharma, Vijay Chandru, Maria Maccecchini, Lee T. Schalop and David S. Silberstein, were elected to our board of directors, with shares voted as follows:

Name	For	Withheld	Broker Non-Vote
Donald Jeff Keyser	2,213,848	32,958	5,189,274
Panna Sharma	2,212,199	34,607	5,189,274
Vijay Chandru	2,202,401	44,405	5,189,274
Maria Maccecchini	2,214,833	31,973	5,189,274
Lee T. Schalop	2,213,670	33,136	5,189,274
David S. Silberstein	2,213,088	33,718	5,189,274

Our stockholders approved the one-time repricing of certain stock options granted under the Second Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan, as amended, with shares voted as follows:

For	1,458,333
Against	758,870
Abstain	29,603
Broker Non-Votes	5,189,274

In addition, our stockholders ratified the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, with shares voted as follows:

For	7,365,922
Against	43,732
Abstain	26,426

There were no broker non-votes on the ratification of our independent registered public accounting firm.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lantern Pharma Inc.,
A Delaware Corporation

Dated: September 23, 2025	By:	/s/ David R. Margrave
David R. Margrave, Chief Financial Officer

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